EXHIBIT 3.1.2

                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ THE INSTRUCTIONS LISTED BELOW.

CORPORATE Name: (List the name of the company prior to any desired name change)

         RLD Enterprises, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                 ---------------

The following amendment(s) of articles regulating the above corporation were adopted: (insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form __1__.)

                                    ARTICLE I

              The name of the Company shall be GO-RACHELS.COM CORP.


This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certifiy that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                       /s/ James M. Garlie
                                       ----------------------------------
                                       James M. Garlie, President
                                       (Signature of Authorized Person)


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INSTRUCTIONS

1.  Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State.
3.  Return completed forms to:

Secretary of State
180 State Office Bldg.
100 Constitution Ave.
St. Paul, MN 55155-1299
(651) 296-2803

                                                              [Filing Stamp]
                                                              STATE OF MINNESOTA
                                                              FILED

                                                              Jan 27 1999
                                                              Mary Kiffmeyer